FIRST AMENDMENT TO
DISTRIBUTION AGREEMENT

This first amendment (“Amendment”) to the Distribution Agreement (the “Agreement”) dated as of March 31, 2020 by and among Quasar Distributors, LLC (“Foreside”), Angel Oak Funds Trust (the “Trust”) and Angel Oak Capital Advisors, LLC (solely a party with respect to Sections 3 F. and 6 only) (the “Adviser”) is entered into as of March 31, 2021 (the “Effective Date”).

WHEREAS, Foreside, the Trust and Adviser (collectively, the “Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of one series of the Trust; and

WHEREAS, Section 11(B) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by Foreside and the Trust.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.Exhibit A of the Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto which reflects the addition of the Angel Oak Core Impact Fund, a series of the Trust.

3.Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

ANGEL OAK FUNDS TRUST		QUASAR DISTRIBUTORS, LLC

By:	/s/ Dory S. Black	By:	/s/ Mark Fairbanks 5.27.21

Dory S. Black, President		Mark A. Fairbanks, Vice President

ANGEL OAK CAPITAL ADVISORS, LLC
(with respect to Sections 3 F. and 6 only)

By:	/s/ Dory Black

Dory Black, General Counsel

Exhibit A to the Distribution Agreement - Angel Oak Funds Trust Fund Names
Separate Series of Angel Oak Funds Trust

Name of Series
Angel Oak Financials Income Fund Angel Oak Multi-Strategy Income Fund
Angel Oak High Yield Opportunities Fund Angel Oak UltraShort Income Fund
Angel Oak Core Impact Fund

A-1